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                                                                    EXHIBIT 23.3

                    CONSENT OF MERRILL LYNCH, PIERCE, FENNER
                              & SMITH INCORPORATED

     We hereby consent to the use of our opinion letter dated November 22, 1997, to the Board of Directors of Sonat Inc. ("Sonat") included as Appendix B to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Zilkha Energy Company and a wholly-owned subsidiary of Sonat and to the references to such opinion in such Proxy Statement/Prospectus under the captions "SUMMARY -- Opinion of Merrill Lynch" and "THE MERGER -- Opinion of Merrill Lynch." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                      INCORPORATED

                                        By: /s/  IRA H. GREEN

Houston, Texas
December 9, 1997